BOARD OF TRUSTEES

CAPITOL SERIES TRUST

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of Capitol Series Trust (the “Trust”), hereby constitute and appoint PAUL F. LEONE, Secretary to the Trust and TIFFANY R. FRANKLIN, Assistant Secretary to the Trust, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on Form N-14 relating to the Reorganization of the Hull Tactical US ETF, a series of Exchange Traded Concepts Trust, into the Hull Tactical US ETF, a series of the Trust, and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 9th day of March, 2023.

/s/ David James

David James

/s/ Walter B. Grimm

Walter B. Grimm

/s/ Mary Madick

Mary Madick

/s/ Lori A. Kaiser

Lori Kaiser

/s/ Janet S. Meeks

Janet Smith Meeks